UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2009

UNITED FINANCIAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52947	74-3242562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

95 Elm Street, West Springfield, Massachusetts		01089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (413) 787-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 30, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of June 25, 2009 (the “Merger Agreement”) between United Financial Bancorp, Inc. (“United Financial”) and CNB Financial Corp. (“CNB Financial”), United Financial and CNB Financial completed the merger (the “Merger”) in which CNB Financial merged with and into United Financial, with United Financial as the surviving corporation. Following the Merger, Commonwealth National Bank, the wholly-owned subsidiary of CNB Financial, was merged with and into United Bank, the wholly-owned subsidiary of United Financial.

The final consideration paid in the transaction to stockholders of CNB Financial consisted of approximately 943,376 shares of United Financial common stock and $12,282,052 in cash.

As a result of the elections of the CNB Financial stockholders and the allocation and proration mechanisms set forth in the Merger Agreement, the merger consideration has been allocated as follows:

•

Those CNB Financial stockholders that elected to receive United Financial Bancorp common stock in exchange for their shares of CNB Financial Corp. will receive 0.8257 shares of United Financial Bancorp common stock for each of their shares of CNB Financial Corp.

•

Those CNB Financial stockholders that elected to receive cash in exchange for their shares of CNB Financial Corp. will receive $9.11 in cash and 0.1257 shares of United Financial Bancorp common stock for each of their shares of CNB Financial Corp.

•

Those CNB Financial stockholders that did not select an election preference or submit a properly completed election form within the required timeframe will receive 0.8257 shares of United Financial Bancorp common stock for each of their shares of CNB Financial Corp.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On December 1, 2009, United Financial issued a press release announcing the completion of the Merger. A copy of the press release issued by United Financial is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon completion of the Merger, Paula A. Aiello , a former director of CNB Financial and Commonwealth National Bank, joined the Boards of Directors of United Financial and United Bank. Ms. Aiello will serve on the Loan Committee of the Bank’s Board. There are no arrangements between Ms. Aiello and any other persons pursuant to which she was selected as a director. There are no transactions, or proposed transactions, to which United Financial is or was to be party and in which Ms. Aiello has a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the merger between United Financial and CNB Financial; (ii) statements with respect to United Financial’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “projects” and similar expressions. These statements are based upon the current beliefs and expectations of United’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Not applicable.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated as of June 25, 2009 by and between United Financial Bancorp, Inc. and CNB Financial Corp. (incorporated by reference from United Financial’s Current Report on Form 8-K filed on June 26, 2009).

Exhibit 99.1	Press Release dated December 1, 2009, “United Financial Bancorp, Inc. Announces Completion of CNB Financial Corp. Acquisition and Appointment of Director and Senior Officers”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE: December 1, 2009	By:	/S/ RICHARD B. COLLINS
Richard B. Collins
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of June 25, 2009 by and between United Financial Bancorp, Inc. and CNB Financial Corp. (incorporated by reference from United Financial’s Current Report on Form 8-K filed on June 26, 2009).

Exhibit 99.1	Press Release dated December 1, 2009, “United Financial Bancorp, Inc. Announces Completion of CNB Financial Corp. Acquisition and Appointment of Director and Senior Officers”.